UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT:

December 13, 2002

(Date of earliest event reported)

GILEAD SCIENCES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-19731	94-3047598
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 LAKESIDE DRIVE, FOSTER CITY, CALIFORNIA
(Address of principal executive offices)

94404
(Zip Code)

(650) 574-3000
(Registrant’s telephone number, including area code)

Item 5. OTHER EVENTS

On December 13, 2002, Gilead Sciences, Inc. announced that it entered into an agreement for the sale of $300.0 million of convertible notes ($345.0 million if the over-allotment option is exercised in full) through a Rule 144A offering to qualified institutional buyers.  A press release relating to the notes is attached hereto as Exhibit 99.1.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)           Exhibits

99.1         Press Release dated December13, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GILEAD SCIENCES, INC.
(registrant)

/s/ John F. Milligan
John F. Milligan Senior Vice President and Chief Financial Officer

Date:       December 13, 2002

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release titled “Gilead to Receive $300 Million from Offering of Convertible Notes” dated December 13, 2002.